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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                  FORM 8-K/A-2

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                  Date of earliest event reported: July 2, 1998
      (Amending Form 8-K/A filed on August 3, 1998, which amended Form 8-K filed on July 16, 1998)

                            ABLE TELCOM HOLDING CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            FLORIDA                  0-21986               65-0013218
(STATE OR OTHER JURISDICTION OF    (COMMISSION           (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)    FILE NUMBER)        IDENTIFICATION NO.)

         1601 FORUM PLACE
            SUITE 1110
     WEST PALM BEACH, FLORIDA                                 33401
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                                 (561) 688-0400
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE
              (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR,
                         IF CHANGED SINCE LAST REPORT)


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

                            ABLE TELCOM HOLDING CORP.

                                  FORM 8-K/A-2
                                 CURRENT REPORT

                                EXPLANATORY NOTE

Able Telcom Holding Corp. ("Registrant" or "Company") is amending its Form 8-K/A filed on August 3, 1998 (date of report July 2, 1998) (i) to discuss the agreement between WorldCom Network Services, Inc. and the Registrant dated September 9, 1998, (ii) to discuss certain terms of the Company's Series B Convertible Preferred Stock, and (ii) to add the financial statements of MFS Network Technologies and related Pro Forma Financial Information which is included in Item 7 herein.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On July 2, 1998, the Company acquired all of the outstanding common stock of MFS Network Technologies, Inc. ("MFSNT") from MFS Communications Company, Inc. ("MFSCC"), a subsidiary of WorldCom, Inc. ("WorldCom"). The transaction was structured as a merger of a newly-organized, wholly-owned subsidiary of the Registrant with MFSNT, in which the subsidiary was the surviving corporation (the "Merger").

         Under the terms of the Agreement and Plan of Merger dated April 26, 1998, as amended (the "Plan of Merger"), the purchase price was equal to the shareholders' equity of MFSNT as of March 31, 1998, subject to certain adjustments, including adding back the cumulative advance by MFSCC (or its affiliates) to MFSNT, plus $10.0 million. The purchase price at that time was projected to be approximately $101.4 million, plus Company stock options, as described more fully below.

         On September 9, 1998, the Registrant and WorldCom Network Services, Inc. ("WorldCom Network"), a wholly owned subsidiary of WorldCom, as assignee from MFSCC, entered into an agreement amending various terms of the Merger (the "September Agreement"). The September Agreement, among other things, finalized the cash portion of the purchase price of MFSNT at approximately $58.8 million (which was determined by negotiation among the parties without reference to the original purchase price formula). The cash portion of the purchase price is subject to additional amounts payable as contingent consideration on December 29, 2000 which relate to the resolution of certain pre-acquisition contingencies for pending litigation, claims, assessments and losses on certain projects. Additionally, the general terms and conditions of the grant of stock options (as previously granted pursuant to the Plan of Merger) and a phantom stock award or other equity participation award to be granted was also addressed, as described more fully below.

         Of the cash portion of the purchase price, the Company has paid $38.8 million to date, which funds were obtained in part from operations and the Company's line of credit. Additionally, a portion was paid with certain of the proceeds from a private offering (the "Offering") which closed on June 30, 1998 (the "Closing Date") of (i) 4,000 shares of the Company's Series B Convertible Preferred Stock, par value $0.10 ("Series B Preferred Stock"), which bear annual dividends of 4%, and
         (ii) warrants to purchase up to an aggregate of 1,000,000 shares of the Company's common stock at $19.80 per share for a period of five years from the date of grant.

         Proceeds from the Offering totaled $20.0 million which were used to pay a portion of the purchase price, as well as other costs associated with the Merger. In general, the conversion amount of each share of Series B Preferred Stock is convertible into shares of the Company's common stock, commencing on June 30, 1998 at 97% at the lesser of the (i) average of the low trading prices for any three days during the twenty-two (22) trading days immediately preceding the conversion date, or (ii) the low trading price on the day immediately preceding the conversion date, subject to a minimum equal to 95% of such conversion price. The conversion amount of each share of Series B Preferred Stock is equal to $5,000 plus any unpaid dividends thereon. Unless waived by a holder on not less than 61 days prior written notice, no holder may convert an amount which would result in such holder's and its affiliates beneficial ownership exceeding 4.99% of the then outstanding common stock of the Company.

         The holders of the Series B Preferred Stock and the Warrants (the "Series B Securities") are entitled to certain registration rights to register the common stock underlying the Series B Securities pursuant to the Securities Act of 1933, as amended. In the event that such underlying common stock is not registered with the Securities and Exchange Commission by late October 1998, is not listed with the securities exchange and/or markets on which the common stock is then listed, within a definitive period of time, or various other covenants are not complied with, then certain penalties may be incurred to certain or all of the holders of the Series B Preferred Stock and/or Warrants, including, among other things, a reduction in the conversion and/or exercise price of the applicable securities and/or additional monetary payments. Unless waived, the Company expects to have difficulty in timely complying with certain of its obligations relating to the Series B Securities, including accomplishing the filing of a registration statement of the Series B Securities by late October.

         Additionally, under certain circumstances, including if the registration statement that includes the shares of common stock underlying the Series B Securities is not declared effective within 180 days of the Closing Date, or the Company is delisted under certain circumstances from any securities exchange, or any representation or warranty by the Company to holders was not true and correct, then the holders of the Series B Securities, in whole or in part, have the option to require the Company to redeem their securities at premium prices. Although the Company intends to use its best efforts to comply with all provisions of its documents with the holders of the Series B Securities, the failure of which would provide such redemption right exercise, there can be no assurance that it will be able to do so, in part, because certain of such matters are dependent upon the efforts or approval of others (such as the Securities and Exchange Commission with respect to the effectiveness of the aforementioned registration statement). To the extent the holders of the Series B Securities become entitled to exercise a redemption right and seek to require the redemption of their shares, such exercise could materially increase the cash requirements of the Company, could result in a default under the terms of its Senior credit facility and, to the extent replacement financing is not available on commercially reasonable terms (if at all), would likely have a material adverse impact on the Company. Furthermore, so long as any Series B Security is outstanding, the Company is prohibited from declaring or paying any dividends (other than to holders of Series B Preferred Stock) or purchasing any equity security of the Company.

         As part of the September Agreement, the promissory note previously issued to MFSCC in connection with the Merger in the principal amount of $86.4 million will be replaced by a new promissory note between the Registrant and WorldCom Network in the principal amount of $30.0 million (the "New Note"). The principal amount of the New Note represents $20.0 million associated with the remaining cash portion of the purchase price of MFSNT by the Company and $10.0 million related to an estimated advance from receivables of MFSNT, subject to certain adjustments. The New Note matures on December 15, 2000 (the "Maturity Date") and bears interest at 11.5% annually, payable quarterly as of September 1, 1998. The principal amount of the New Note is to be prepaid by applying a portion of certain fees (i) due to the Registrant by WorldCom and (ii) received by the Registrant in connection with the lease and installation of certain conduit projects. The New Note may be repaid in part or in full without penalty.

         Pursuant to the Merger, the Company granted options to WorldCom to purchase up to 2,000,000 shares of common stock of the Company commencing July 2, 1998 and ending six months after the payment of the initial promissory note, as amended by the September Agreement to extend the exercise period. The exercise price per share is $7.00, except that the holder may elect to exercise the option, in whole or in part, on a "cashless" basis under which the holder will receive shares of common stock with a market value equal to the difference between the common stock's then market value and $7.00, subject to a 1,817,941 share limitation. MFSCC will be entitled to designate a representative to serve on the Company's Board of Directors as long as MFSCC retains shares of common stock aggregating at least 5.0% of the then outstanding shares. Furthermore, pursuant to the September Agreement, the Registrant agreed to issue to WorldCom Network a phantom stock award or other equity participation award relating to 600,000 shares of the Company's common stock, payable in cash, stock or a combination thereof at the Company's option and which is exercisable with respect to the following three days: July 2, 1999, July 2, 2000, or July 2, 2001. WorldCom will be entitled to receive any appreciation of the common stock over a base price of $5-3/32 per share, but not more than $30-3/32 per share.

         The September Agreement also modified certain other provisions including, among other things, (i) extending the term of the stock pledge agreement (whereby the stock of MFSNT was pledged as security for certain of the Registrant's obligations to WorldCom), (ii) indemnifying WorldCom Network and its affiliates from litigation matters, exclusive of certain litigation matters arising out of MFSNT's operations, and (iii) executing mutual releases between the parties. The final terms and conditions of the September Agreement, including the provisions thereof relating to a grant of a phantom stock award or other equity participation award, are expected to be more fully set forth in certain additional agreements in the near future and may be modified to conform with other agreements of the Company and various third parties or require a consent or waiver from such third parties (including its senior lender.) There can be no assurance, however, that the Company will be able to so modify or conform the terms of the September Agreement or obtain appropriate waivers or consents. The failure to do so could have a material adverse effect on the financial condition of the Company.

                            ABLE TELCOM HOLDING CORP.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements, pro forma financial information and exhibits are filed as part of this Form 8-K/A-2:

(A)      FINANCIAL STATEMENTS

         Consolidated Financial Statements of MFS Network Technologies, Inc. and its Subsidiaries

                 Report of Independent Public Accountants

                 Consolidated Balance Sheets as of July 2, 1998 (unaudited) and December 31, 1997, 1996, and 1995 (audited)

                 Consolidated Statement of Operations for the Six Month Periods Ended July 2, 1998 (unaudited) and June 30, 1997 (unaudited) and for the Years Ended December 31, 1997, 1996, and 1995 (audited)

                 Consolidated Statement of Cash Flows for the Six Month Periods Ended July 2, 1998 (unaudited) and June 30, 1997 (unaudited) for the Years ended December 31, 1997, 1996, and 1995 (audited)

                 Notes to Consolidated Financial Statements

(B)      PRO FORMA FINANCIAL INFORMATION

         Pro forma Combined Statements of Operations (unaudited) for the Twelve Months ended October 31, 1997

         Pro forma Combined Statements of Operations (unaudited) for the Nine Months ended July 31, 1998

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             ABLE TELCOM HOLDING CORP.
                                                   (REGISTRANT)

October 2, 1998                           /S/ MARK A. SHAIN
                                             -----------------------------------
                                             Mark A. Shain
                                             Chief Financial Officer

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholder and Board of Directors of MFS Network Technologies, Inc.:

We have audited the accompanying balance sheets of the Network Technologies Division of MFS Network Technologies, Inc. as of December 31, 1997 and 1996, respectively, and the related statements of operations and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Network Technologies Division of MFS Network Technologies, Inc. as of December 31, 1997 and 1996, respectively, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, respectively, in conformity with generally accepted accounting principles.

                                               ARTHUR ANDERSEN LLP

Omaha, Nebraska,
  June 16, 1998



                        NETWORK TECHNOLOGIES DIVISION OF

                         MFS NETWORK TECHNOLOGIES, INC.

                   BALANCE SHEETS--JULY 2, 1998, DECEMBER 31, 1997 AND 1996

                                                              JULY 2,           DECEMBER 31,        DECEMBER 31,
                                                               1998                 1997                1996
                                                            ------------        ------------        ------------
                                                             (UNAUDITED)         (AUDITED)            (AUDITED)
                   ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                 $      5,902       $       -           $    300,000
   Accounts receivable-
     Affiliated entities                                       19,829,355         40,649,818          10,698,656
     Third party                                               38,948,038         20,194,721          23,159,965
   Costs and earnings in excess of billings on
     uncompleted contracts-
       Affiliated entities                                     11,893,461         19,068,875           9,535,530
       Third party                                             82,736,486        124,435,440          85,008,166
   Other current assets                                           523,736          2,898,233             395,394
                                                             ------------       ------------        ------------
          Total current assets                                153,936,978        207,247,087         129,097,711

PROPERTY AND EQUIPMENT, net                                     5,727,302          6,133,214           4,654,412

RESTRICTED ASSETS                                                 347,481            746,245             984,869

OTHER NONCURRENT ASSETS, net                                      128,850            380,257             341,244
                                                             ------------       ------------        ------------
          Total assets                                       $160,140,611       $214,506,803        $135,078,236
                                                             ============       ============        ============

LIABILITIES, CONTRIBUTIONS AND ACCUMULATED DEFICIT

CURRENT LIABILITIES:
   Accounts payable                                          $ 13,732,569       $ 25,259,641        $ 15,304,269
   Accrued costs and billings in excess of revenue
     on uncompleted contracts-
       Affiliated entities                                      8,041,172         12,360,457           4,426,092
       Third party                                             48,537,638         42,545,113          39,825,275
   Accrued compensation                                         1,464,551            836,131             598,405
   Other current liabilities                                      600,118            647,146              68,530
                                                             ------------       ------------        ------------
          Total current liabilities                            72,376,048         81,648,488          60,222,571

ADVANCES FROM MFS NETWORK TECHNOLOGIES, INC.                  119,388,930        142,967,895          76,648,131

COMMITMENTS AND CONTINGENCIES (Note 7)

CONTRIBUTIONS AND ACCUMULATED DEFICIT:
   Contributions from MFS Network
     Technologies, Inc.                                        11,755,694         11,755,694          11,755,694
   Accumulated deficit                                        (43,380,061)       (21,865,274)        (13,548,160)
                                                             ------------       ------------        ------------
          Total contributions and accumulated
            deficit                                           (31,624,367)       (10,109,580)         (1,792,466)
                                                             ------------       ------------        ------------
          Total liabilities, contributions and
            accumulated deficit                              $160,140,611       $214,506,803        $135,078,236
                                                             ============       ============        ============


      The accompanying notes are an integral part of these balance sheets.

                        NETWORK TECHNOLOGIES DIVISION OF

                         MFS NETWORK TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS

               FOR THE PERIODS ENDED JULY 2, 1998, JUNE 30, 1997,
                        DECEMBER 31, 1997, 1996 AND 1995


                                                                                 DECEMBER 31,
                                 JULY 2,        JUNE 30,        --------------------------------------------
                                  1998           1997               1997            1996            1995
                              ------------    ------------      ------------    ------------    ------------
                               (UNAUDITED)     (UNAUDITED)       (AUDITED)       (AUDITED)        (AUDITED)
REVENUE:
   Affiliated entities        $ 36,703,005    $ 34,077,636      $100,901,819    $ 56,237,902    $112,692,674
   Third party                  64,386,308     108,011,172       268,432,450     165,867,327      61,145,581
                              ------------    ------------      ------------    ------------    ------------
          Total revenue        101,089,313     142,088,808       369,334,269     222,105,229     173,838,255

COST OF REVENUES               111,206,030     136,294,198       353,562,515     206,225,389     155,826,296
                              ------------    ------------      ------------    ------------    ------------
                               (10,116,717)      5,794,610        15,771,754      15,879,840      18,011,959

OPERATING EXPENSES              11,413,772      14,830,436        24,066,129      23,754,195      22,806,053
                              ------------    ------------      ------------    ------------    ------------
OPERATING LOSS                 (21,530,489)     (9,035,826)       (8,294,375)     (7,874,355)     (4,794,094)

OTHER INCOME (EXPENSE), net         15,701         (10,706)          (22,739)       (101,630)        231,355
                              ------------    ------------      ------------    ------------    ------------
NET LOSS                      $(21,514,788)   $ (9,046,532)     $ (8,317,114)   $ (7,975,985)   $ (4,562,739)
                              ============    ============      ============    ============    ============




        The accompanying notes are an integral part of these statements.

                        NETWORK TECHNOLOGIES DIVISION OF

                         MFS NETWORK TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS

               FOR THE PERIODS ENDED JULY 2, 1998, JUNE 30, 1997,
                        DECEMBER 31, 1997, 1996 AND 1995

                                                                                                   DECEMBER 31,
                                                  JULY 2,          JUNE 30,      ---------------------------------------------
                                                   1998              1997            1997             1996            1995
                                               -----------        -----------    ------------     ------------    ------------
                                               (UNAUDITED)        (UNAUDITED)      (AUDITED)        (AUDITED)       (AUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                    $(21,514,788)      $ (9,046,532)  $ (8,317,114)    $ (7,975,985)   $ (4,562,739)
   Adjustments to reconcile net loss
     to net cash provided by (used in)
     operating activities-
       Depreciation and amortization              1,358,000          1,342,345      2,684,691        1,869,993       1,628,908
       Changes in assets and liabilities-
         Accounts receivable and other
           assets                                 4,693,050         (2,546,525)   (29,488,757)      (4,522,767)    (10,046,771)
         Accounts payable and other
           liabilities                          (11,527,072)           798,920     10,771,714        4,939,109       5,246,045
         Costs and earnings in excess
           of billings on uncompleted
           contracts                             48,874,368        (16,712,465)   (48,960,619)     (35,611,529)    (18,594,198)
         Accrued costs and billings
           in excess of revenue on
           uncompleted contracts                  1,673,240          9,702,293     10,654,203       21,885,223      (3,201,681)
         Restricted assets                          398,764            238,624        238,624         (280,191)       (207,332)
                                               ------------       ------------   ------------     ------------    ------------
          Net cash from operating
            activities                           23,955,562        (16,223,340)   (62,417,258)     (19,696,147)    (29,737,768)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of network and equipment              (952,088)        (2,492,812)    (4,163,493)      (2,068,478)     (2,192,752)
   Additions to deferred costs and other            581,392            100,162        (39,013)         (11,764)         13,236
                                               ------------       ------------   ------------     ------------    ------------
          Net cash from investing
            activities                             (370,696)        (2,392,650)    (4,202,506)      (2,080,242)     (2,179,516)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Advances (repayments) from MFS Network
    Technologies, Inc.                          (23,578,964)        18,494,835     66,319,764       22,076,389      31,894,895
                                               ------------       ------------   ------------     ------------    ------------
          Net cash from financing
            activities                          (23,578,964)        18,494,835     66,319,764       22,076,389      31,894,895
                                               ------------       ------------   ------------     ------------    ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                         5,902           (121,155)      (300,000)         300,000         (22,389)

CASH AND CASH EQUIVALENTS, beginning
  of period                                              --            300,000        300,000             -             22,389
                                               ------------       ------------   ------------     ------------    ------------
CASH AND CASH EQUIVALENTS, end of period       $      5,902       $    178,845   $       -        $    300,000    $    -
                                               ============       ============   ============     ============    ============


        The accompanying notes are an integral part of these statements.

                        NETWORK TECHNOLOGIES DIVISION OF

                         MFS NETWORK TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

              JULY 2, 1998 (UNAUDITED), JUNE 30, 1997 (UNAUDITED),
                        DECEMBER 31, 1997, 1996 AND 1995

1. ORGANIZATION:

The financial statements include the accounts of the following entities:

       Network Technologies Division of MFS Network Technologies, Inc. (NT) MFS Transportation Systems, Inc. (TSI)
       MFS TransTech, Inc. (TT)
       MFS Network Technologies of the District of Columbia, Inc. (DC)

Collectively, these entities are known as the Division. NT, TSI and DC are wholly owned by MFS Network Technologies, Inc. (MFSNT). TSI owns 85 percent of TT. The basis of the 15% minority interest has been reduced to zero due to TT's significant losses for the periods ended July 2, 1998, June 30, 1997, December 31, 1997, 1996 and 1995. As of January 1, 1995, MFSNT was a wholly owned subsidiary of MFS Communications Company, Inc. (MFSCC). During 1995, MFSCC completed a restructuring in which it contributed its subsidiaries to MFSNT. This transaction has been accounted for at historical cost in a manner similar to the pooling of interest method. During 1996, MFSCC became a wholly owned subsidiary of WorldCom, Inc. (WorldCom). All significant accounts and transactions by and between the entities included in the Division have been eliminated.

The Division operates as a systems integrator and project developer for large-scale, facilities-based communications networks and Intelligent Transportation Systems.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTING FOR CONSTRUCTION CONTRACTS

The Division uses the percentage of completion method of accounting to account for revenues and costs, measured by the percentage of budget completed to date to the total budget. Provision is made for the entire amount of future estimated determinable losses on contracts in progress; claims for additional contract compensation, however, are not reflected in the accounts until the year in which such claims are allowed. Revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known. It is possible that cost and profit estimates will be revised in the near term.

In accordance with industry practice, amounts realizable and payable under contracts which may extend beyond one year are included in current assets and liabilities.

Substantially all of the Division's revenue from affiliates is from cost reimbursable contracts. Revenues from those contracts are recognized on the basis of costs incurred during the period, plus the overhead fee earned.

The Division has entered into two related agreements with a significant customer. One contract relates to construction services and the other contract relates to materials purchasing whereby the Division purchases certain materials for the customer and passes those through at cost. The materials contract was entered into in conjunction with the construction contract, therefore, the costs associated with materials are shown as contract costs and revenue is recognized to the extent of those costs. The revenues and related costs were $36.1 million, $40.0 million, $57.3 million, $0 for the periods ended June 30, 1997, December 31, 1997, 1996 and 1995, respectively. These amounts are included in the accompanying financial statements as construction revenues and cost of revenues.

Credit risk is minimal with public (government) owners since the Division ascertains that funds have been appropriated by the governmental project owner prior to commencing work on public projects. Most public contracts are subject to termination at the election of the government. However, in the event of termination, the Division is entitled to receive the contract price on completed work and reimbursement of costs, plus a reasonable profit, on uncompleted work. Credit risk with private owners is minimized because of statutory mechanics liens, which give the Division high priority in the event of lien foreclosures following financial difficulties of private owners.

FIXED ASSETS

Fixed assets are stated at cost. Depreciation on leasehold improvements is provided by the straight-line method over estimated useful lives ranging from 10 to 31.5 years, and depreciation on all other fixed assets is provided on accelerated methods over the estimated useful lives of the respective assets ranging from 3 to 8 years. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is recognized.

INCOME TAXES

The Division is included in the combined income tax returns of WorldCom for the years ended December 31, 1997 and 1996, and in the combined income tax return of MFSCC for the year ended December 31, 1995. There is no tax sharing agreement between the Division and WorldCom or MFSCC, respectively; therefore, the Division calculates its tax provision on a separate-entity basis. The accompanying financial statements do not reflect a tax benefit since it is more likely than not that the deferred tax asset will not be realized.

RESTRICTED ASSETS

Restricted assets consist of government securities held for owners in lieu of retainage. These government securities are carried at cost which approximates fair market value.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Division considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

3. ACCOUNTS RECEIVABLE:

Accounts receivable includes retainage which has been billed but is not due until after the services are rendered and accepted by the customer. Retainage totaled $4.5 million, $5.0 million and $2.8 million at July 2, 1998, December 31, 1997 and 1996, respectively.

4. PROPERTY AND EQUIPMENT:

Property and equipment consisted of the following:

                                                   JULY 2, 1998     1997          1996
                                                   ------------  -----------   -----------
       Furniture, fixtures and office equipment    $ 6,817,519   $ 6,059,631   $ 4,336,901
       Vehicles                                      4,556,658     4,436,769     2,821,138
       Leasehold improvements                        1,066,251     1,042,972     1,056,620
       Testing and construction equipment              365,062       754,992       829,013
       Other                                           517,768       723,068       423,261
                                                   -----------   -----------   -----------
                                                    13,823,258    13,017,432     9,466,933

       Less- Accumulated depreciation               (8,095,956)   (6,884,218)   (4,812,521)
                                                   -----------   -----------   -----------
                                                   $ 5,727,302   $ 6,133,214   $ 4,654,412
                                                   ===========   ===========   ===========

5. LEASES:

The Division is leasing premises under various noncancellable operating leases which, in addition to rental payments, require payments for insurance, maintenance, property taxes and other executory costs related to the leases. Certain leases provide for adjustments in lease cost based upon adjustments in the Consumer Price Index and increases in the landlord's management costs. The lease agreements have various expiration dates and renewal options through 2003.

Future minimum payments by year and in the aggregate, under the noncancellable operating leases with initial or remaining terms of one year or more consisted of the following at July 2, 1998 and December 31, 1997:

                          JULY 2, 1998     DECEMBER 31, 1997
                          ------------     -----------------
       1998                $  798,822         $1,714,000
       1999                 1,259,651          1,176,000
       2000                   503,836            504,000
       2001                   436,000            436,000
       2002                   436,000            436,000
       Thereafter             109,000            109,000

Rent expense related to noncancellable operating leases for the periods ended July 2, 1998, June 30, 1997, December 31, 1997, 1996 and 1995, respectively, was approximately $860,800, $896,700, $1,800,000, $1,429,700 and $862,000.

6. RELATED-PARTY TRANSACTIONS:

Employees of the Division are eligible to participate in the WorldCom employee benefit plans.

WorldCom manages and performs the treasury functions for the Division.

WorldCom's intention is to support the Division until such time that the Division can generate sufficient cash flows to fund its operations.

7. COMMITMENT AND CONTINGENCIES:

The Division is subject to a number of lawsuits and claims for various amounts which arise out of the normal course of its business. In the opinion of management, the disposition of claims currently pending will not have a material adverse effect on the Division's financial position or results of operations.

The Division has an agreement with the minority stockholders of TT, under which the Division obtains permanent exclusive and permanent nonexclusive licenses for certain toll system patents for an aggregate license fee of $6,000,000 to be paid in installments through February 1999. At July 2, 1998 and December 31, 1997, the remaining installment payments totalled $333,000 and $1,083,000, respectively. The Division paid approximately $750,000, $1,417,000, $1,000,000 and $1,000,000 under this agreement during the periods ended July 2, 1998, December 31, 1997, 1996 and 1995, respectively.

8. SIGNIFICANT CUSTOMERS:

A significant portion of the Company's business, excluding affiliated entities, was derived from three major customers in 1997, two major customers in 1996 and two major customers in 1995. Revenues from these customers totaled approximately $224.6 million, $89.6 million and $39.4 million, or 61%, 40% and 23% of revenues in years ended December 31, 1997, 1996 and 1995, respectively.

9. SUBSEQUENT EVENTS:

Subsequent to December 31, 1997, the Division incurred approximately $25 million of losses on four contracts that were in process as of year-end. These losses were not anticipated at December 31, 1997, and relate to matters and events occurring subsequent thereto. As a result, the losses are not reflected in the accompanying 1997 financial statements.

In July 1998, Able Telcom Holdings Corp. (Able) executed an agreement with WorldCom to acquire the Division for the net book value of the Division at March 31, 1998, as defined in the agreement, plus $10 million.

                            ABLE TELCOM HOLDING CORP.

          UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED JULY 31, 1998

                                                            7/31/98      11/1/97-2/24/98      3/31/98 -5 MOS
                                                             ABLE            COMSAT               PATTON           PRO FORMA
                                                          HISTORICAL       HISTORICAL          HISTORICAL         ADJUSTMENTS
                                                          ----------       ----------          ----------         -----------
Revenues                                                  $  114,524       $   10,842          $    9,339
Costs of revenues                                             89,641           12,819               8,825
General and administrative                                    12,703            1,913                 889
Depreciation and amortization                                  4,468              307                 501                  12   (A)
                                                          ----------       ----------          ----------         -----------
     Total Costs and Exenses                                 106,812           15,039              10,215                  12
                                                          ----------       ----------          ----------         -----------
Income (loss) from operations                                  7,712           (4,197)               (876)                (12)
Other (income) expense, net:
     Interest expense                                          2,492                0                 574                 (57)  (B)
     Interest and dividend income                               (131)               0
     Other (income) expense                                      296              (11)               (366)                 78   (C)
                                                          ----------       ----------          ----------         -----------
     Total other (income) expense, net                         2,657              (11)                208                  21
Minority interest                                                756                0                   0
                                                          ----------       ----------          ----------         -----------
Income (loss) before income taxes                              4,299           (4,186)             (1,084)                (33)
Income tax expense (benefit)                                   1,670           (1,414)               (142)                (13)  (D)
                                                          ----------       ----------          ----------         -----------
Net income (loss)                                              2,629           (2,772)               (942)                (20)
Preferred stock dividends and discount
     attributable to beneficial conversion
     privilege of preferred stock                                927                0                   0
                                                          ----------       ----------          ----------         -----------
Net income (loss) applicable to common stock              $    1,702       $   (2,772)         $     (942)        $       (20)
                                                          ==========       ==========          ==========         ===========
Earnings per common share - basic                         $     0.18
Earnings per common share - diluted                       $     0.18

Basic weighted average shares                              9,660,921
Diluted weighted average shares                           10,367,155
                                                                            6/30/98
                                                                             MFSNT             PRO FORMA               PRO FORMA
                                                          SUB TOTAL       HISTORICAL          ADJUSTMENTS               COMPANY
                                                          ---------       ----------          -----------              ---------
Revenues                                                  $ 134,705       $  162,645                                 $   297,350
Costs of revenues                                           111,285          168,141                                     279,426
General and administrative                                   15,505           11,539                                      27,044
Depreciation and amortization                                 5,288            2,146          $    (2,146)(I)              5,288
                                                          ---------       ----------          -----------            -----------
     Total Costs and Exenses                                132,078          181,826               (2,146)               311,758
                                                          ---------       ----------          -----------            -----------
Income (loss) from operations                                 2,627          (19,181)               2,146                (14,408)
Other (income) expense, net:
     Interest expense                                         3,009                0                3,491 (F,G,H)          6,500
     Interest and dividend income                              (131)             (15)                                       (146)
     Other (income) expense                                      (3)               6                                           3
                                                          ---------       ----------          -----------            -----------
     Total other (income) expense, net                        2,875               (9)               3,491                  6,357
Minority interest                                               756                                                          756
                                                          ---------       ----------          -----------            -----------
Income (loss) before income taxes                            (1,004)         (19,172)              (1,345)               (21,521)
Income tax expense (benefit)                                    101                                (8,280)(J)             (8,179)
                                                          ---------       ----------          -----------            -----------
Net income (loss)                                            (1,105)         (19,172)              (6,935)               (13,342)
Preferred stock dividends and discount
     attributable to beneficial conversion
     privilege of preferred stock                               927                                 1,410 (E)              2,337
                                                          ---------       ----------          -----------            -----------
Net income (loss) applicable to common stock              $  (2,032)      $  (19,172)         $    (5,525)           $   (15,679)
                                                          =========       ==========          ===========            ===========
Earnings per common share - basic                                                                                    $     (1.62)
Earnings per common share - diluted                                                                                  $     (1.49)

Basic weighted average shares                                                                                          9,660,921
Diluted weighted average shares                                                                                       10,367,155

NOTES:

(A)
Incremental depreciation of $12,000 attributable to property, plant and equipment acquired from Patton and recorded at fair value.

(B)
Elimination of the amortization of debt discount of $57,000 for Patton related to debt repaid by Able.

(C)
Elimination of $78,000 in amortization of deferred financing costs related to debt repaid by Able, offset by the amortization of goodwill related to the acquisition of Patton.

(D)
Income tax benefit of $12,000 resulting from pro forma adjustments A, B, and C based on a rate of 38%.

(E)
Accrual of the cumulative dividend of $600,000 on the Series B Preferred Stock at a rate of 4% per year and amortization of $810,000 of the valuation of the Series B Preferred Stock Warrants.

(F)
Interest expense of $1,654,500 on the Secured Credit Facility based on a rate of 9.5% per annum.

(G)
Amortization of $111,000 in deferred financing costs incurred in connection with the Secured Credit Facility.

(H)
Interest expense of $1,725,000 on the note to WorldCom for the acquisition of MFSNT based on a rate of 11.5% per annum.

(I)
Reversal of depreciation expense of $2,146,000 on fixed assets acquired in the Merger due to allocation of negative goodwill to fixed assets.

(J)
Income tax benefit of $8,280,000 to adjust consolidated loss to reflect a tax rate of 38%.

                            ABLE TELCOM HOLDING CORP.

          UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE YEAR ENDED OCTOBER 31, 1997

                                                           10/31/97           12/31/97            10/31/97
                                                             ABLE              COMSAT              PATTON           PRO FORMA
                                                          HISTORICAL         HISTORICAL          HISTORICAL        ADJUSTMENTS
                                                          ----------         ----------          ----------        -----------
Revenues                                                  $   86,334         $   31,662             $30,456
Costs of revenues                                             68,181             34,884              26,375
General and administrative                                     8,781              5,575               2,415
Depreciation and amortization                                  4,532                885               1,246                 63   (K)
                                                          ----------         ----------          ----------        -----------
     Total Costs and Expenses                                 81,494             41,344              30,036                 63
                                                          ----------         ----------          ----------        -----------
Income (loss) from operations                                  4,840             (9,682)                420                (63)
Other expenses (income):
     Interest expense                                          1,565                  0                 775               (129)  (L)
     Interest and dividend income                               (449)                 0
     Other (income) expense                                     (153)               (67)               (172)               187   (M)
                                                          ----------         ----------          ----------        -----------
     Total other expense, net                                    963                (67)                603                 58
Minority interest                                                292                  0                   6
                                                          ----------         ----------          ----------        -----------
Income (loss) before income taxes                              3,585             (9,615)               (189)              (121)
Income tax expense (benefit)                                     727             (3,213)                135                (46)  (N)
                                                          ----------         ----------          ----------        -----------
Net income (loss)                                              2,858             (6,402)               (324)               (75)
Preferred stock dividends and discount
     attributable to beneficial conversion
     privilege of preferred stock                              1,526                  0                   0
                                                          ----------         ----------          ----------        -----------
Net income (loss) applicable to common stock              $    1,332         $   (6,402)         $     (324)       $       (75)
                                                          ==========         ==========          ==========        ===========
Earnings per common share - basic                         $     0.16
Earnings per common share - diluted                       $     0.16

Basic weighted average shares                              8,429,733
Diluted weighted average shares                            8,504,972
                                                                           12/31/97
                                                                             MFSNT             PRO FORMA                 PRO FORMA
                                                       SUB TOTAL          HISTORICAL          ADJUSTMENTS                 COMPANY
                                                       ---------          ----------          -----------                ---------

Revenues                                               $ 148,452          $  369,334                                     $ 517,786
Costs of revenues                                        129,440             353,563                                       483,003
General and administrative                                16,771              21,381                                        38,152
Depreciation and amortization                              6,726               2,685               (2,685)    (S)            6,726
                                                       ---------          ----------          -----------                ---------
     Total Costs and Expenses                            152,937             377,629               (2,685)                 527,881
                                                       ---------          ----------          -----------                ---------
Income (loss) from operations                             (4,485)             (8,295)               2,685                  (10,095)
Other expenses (income):
     Interest expense                                      2,211                   0                4,654 (P,Q,R)            6,865
     Interest and dividend income                           (449)                  0                                          (449)
     Other (income) expense                                 (205)                 23                                          (182)
                                                       ---------          ----------          -----------                ---------
     Total other expense, net                              1,557                  23                4,654                    6,234
Minority interest                                            298                   0                                           298
                                                       ---------          ----------          -----------                ---------
Income (loss) before income taxes                         (6,340)             (8,318)              (1,969)                 (16,627)
Income tax expense (benefit)                              (2,397)                  0               (3,921)    (T)           (6,318)
                                                       ---------          ----------          -----------                ---------
Net income (loss)                                         (3,943)             (8,318)               1,952                  (10,309)
Preferred stock dividends and discount
     attributable to beneficial conversion
     privilege of preferred stock                          1,526                   0                2,499     (O)            4,025
                                                       ---------          ----------          -----------                ---------
Net income (loss) applicable to common stock           $  (5,469)         $   (8,318)         $      (547)               $ (14,334)

                                                       =========          ==========          ===========                =========
Earnings per common share - basic                                                                                        $   (1.70)
Earnings per common share - diluted                                                                                      $   (1.46)

Basic weighted average shares                                                                                            8,429,733
Diluted weighted average shares                                                                                          8,504,972

NOTES:

(K)
Incremental depreciation of $63,000 attributable to recording property, plant and equipment acquired from Patton and recorded at fair value.

(L)
Elimination of the amortization of debt discount of $129,000 for Patton that related to debt repaid by Able.

(M)
Elimination of $187,000 in amortization of deferred financing costs related to debt repaid by Able, offset by the amortization of goodwill related to the acquisition of Patton.

(N)
Income tax benefit of $46,000 resulting from proforma adjustments K, L, and M based on a rate of 38%.

(O)
Accrual of the cumulative dividend of $800,000 on the Series B Preferred Stock at a rate of 4% per year, amortization of $1,080,000 of the valuation of the Series B Preferred Stock Warrants and expensing the embedded dividend of the $619,000 attributable to the beneficial conversion privilege of the Series B Preferred Stock based on the intrinsic value of the discount.

(P)
Interest expense of $2,206,000 of the Secured Credit Facility based on a rate of 9.5% per annum.

(Q)
Amortization of $148,000 in deferred financing costs incurred in connection with the Secured Credit Facility.

(R)
Interest expense of $2,300,000 on the note to WorldCom for the acquisition of MFST based on a rate of 11.5% per annum.

(S)
Reversal of depreciation expense of $2,685,000 on fixed assets acquired in the Merger due to allocation of negative goodwill to fixed assets.

(T)
Income tax benefit of $3,921,000 to adjust consolidated loss to reflect a tax rate of 38%.

                           ABLE TELCOM HOLDING CORP.
                                AND SUBSIDIARIES

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)


On July 2, 1998, the Company acquired all of the outstanding common stock of MFS Network Technologies, Inc. ("MFSNT") from MFS Communications Company, Inc. ("MFSCC"), a subsidiary of WorldCom, Inc. ("WorldCom"). The transaction was structured as a merger of a newly-organized, wholly-owned subsidiary of the Registrant with MFSNT, in which the subsidiary was the surviving corporation (the "Merger").

Under the terms of the Agreement and Plan of Merger dated April 26, 1998, as amended (the "Plan of Merger"), the purchase price was equal to the shareholders' equity of MFSNT as of March 31, 1998, subject to certain adjustments, including adding back the cumulative advance by MFSCC (or its affiliates) to MFSNT, plus $10.0 million. The purchase price at that time was projected to be approximately $101.4 million, plus Company stock options, as described more fully below.

On September 9, 1998, the Registrant and WorldCom Network Services, Inc. ("WorldCom Network"), a wholly owned subsidiary of WorldCom, as assignee from MFSCC, entered into an agreement amending various terms of the Merger (the "September Agreement"). The September Agreement, among other things, finalized the cash portion of the purchase price of MFSNT at approximately $58.8 million (which was determined by negotiation among the parties without reference to the original purchase price formula). The cash portion of the purchase price is subject to additional amounts payable as contingent consideration on December 29, 2000 which relate to the resolution of certain pre-acquisition contingencies for pending litigation, claims, assessments and losses on certain projects. Additionally, the general terms and conditions of the grant of stock options (as previously granted pursuant to the Plan of Merger) and a phantom stock award or other equity participation award to be granted was also addressed, as described more fully below.

Of the cash portion of the purchase price, the Company has paid $38.8 million to date, which funds were obtained in part from operations and the Company's line of credit. Additionally, a portion was paid with certain of the proceeds from a private offering (the "Offering") which closed on June 30, 1998 (the "Closing Date") of (i) 4,000 shares of the Company's Series B Convertible Preferred Stock, par value $0.10 ("Series B Preferred Stock"), which bear annual dividends of 4%, and (ii) warrants to purchase up to an aggregate of 1,000,000 shares of the Company's common stock at $19.80 per share for a period of five years from the date of grant.

Proceeds from the Offering totaled $20.0 million which were used to pay a portion of the purchase price, as well as other costs associated with the Merger. In general, the conversion amount of each share of Series B Preferred Stock is convertible into shares of the Company's common stock, commencing on June 30, 1998 at 97% at the less or of the (i) average of the low trading prices for any three days during the twenty-two (22) trading days immediately preceding the conversion date, or (ii) the low trading price on the day immediately preceding the conversion date, subject to a minimum equal to 95% of such conversion price. The conversion amount of each share of Series B Preferred Stock is equal to $5,000 plus any unpaid dividends thereon. Unless waived by a holder on not less than 61 days prior written notice, no holder may convert an amount which would result in such holder's and its affiliates beneficial ownership exceeding 4.99% of the then outstanding common stock of the Company.

The holders of the Series B Preferred Stock and the Warrants (the "Series B Securities") are entitled to certain registration rights to register the common stock underlying the Series B Securities pursuant to the Securities Act of 1933, as amended. In the event that such underlying common stock is not registered with the Securities and Exchange Commission by late October 1998, is not listed with the securities exchange and/or markets on which the common stock is then listed, within a definitive period of time, or various other covenants are not complied with, then certain penalties may be incurred to certain or all of the holders of the Series B Preferred Stock and/or Warrants, including, among other things, a reduction in the conversion and/or exercise price of the applicable securities and/or additional monetary payments. Unless waived, the Company expects to have difficulty in timely complying with certain of its obligations relating to the Series B Securities, including accomplishing the filing of a registration statement of the Series B Securities by late October.

Additionally, under certain circumstances, including if the registration statement that includes the shares of common stock underlying the Series B Securities is not declared effective within 180 days of the Closing Date, or the Company is delisted under certain circumstances from any securities exchange, or any representation or warranty by the Company to the holders was not true and correct, then the holders of the Series B Securities, in whole or in part, have the option to require the Company to redeem their securities at premium prices. Although the Company intends to use its best efforts to comply with all provisions of its documents with the holders of the Series B Securities the failure of which would provide such redemption right exercise, there can be no assurance that it will be able to do so, in part, because certain of such matters are dependent upon the efforts or approval of others (such as the Securities and Exchange Commission with respect to the effectiveness of the aforementioned registration statement). To the extent the holders of the Series B Securities become entitled to exercise a redemption right and seek to require the redemption of their shares, such exercise could materially increase the cash requirements of the Company, could result in a default under the terms of its Senior credit facility and, to the extent replacement financing is not available on commercially reasonable terms (if at all), would likely have a material adverse impact on the Company. Furthermore, so long as any Series B Security is outstanding, the Company is prohibited from declaring or paying any dividends (other than to holders of Series B Preferred Stock)or purchasing any equity security of the Company.

As part of the September Agreement, the promissory note previously issued to MFSCC in connection with the Merger in the principal amount of $86.4 million will be replaced by a new promissory note between the Registrant and WorldCom Network in the principal amount of $30 million (the "New Note"). The principal amount of the New Note represents $20.0 million associated with the remaining cash portion of the purchase price of MFSNT by the Company and $10.0 million related to an estimated advance from receivables of MFSNT, subject to certain adjustments. The New Note matures on December 15, 2000 (the "Maturity Date") and bears interest at 11.5% annually, payable quarterly as of September 1, 1998. The principal amount of the New Note is to be prepaid by applying a portion of certain fees (i) due to the Registrant by WorldCom and (ii) received by the Registrant in connection with the lease and installation of certain conduit projects. The New Note may be repaid in part or in full without penalty.

Pursuant to the Merger, the Company granted options to WorldCom to purchase up to 2,000,000 shares of common stock of the Company commencing July 2, 1998 and ending six months after the payment of the initial promissory note, as amended by the September Agreement to extend the exercise period. The exercise price per share is $7.00, except that the holder may elect to exercise the option, in whole or in part, on a "cashless" basis under which the holder will receive shares of common stock with a market value equal to the difference between the common stock's then market value and $7.00, subject to a 1,817,941 share limitation. MFSCC will be entitled to designate a representative to serve on the Company's Board of Directors as long as MFSCC retains shares of common stock aggregating at least 5.0% of the then outstanding shares. Furthermore, pursuant to the September Agreement, the Registrant agreed to issue to WorldCom Network a phantom stock award or other equity participation award relating to 600,000 shares of the Company's common stock, payable in cash, stock or a combination thereof at the Company's option and which is exercisable with respect to the following three days: July 2, 1999, July 2, 2000, or July 2, 2001. WorldCom will be entitled to receive any appreciation of the common stock over a base price of $5-3/32 per share, but not more than $30-3/32 per share.

The September Agreement also modified certain other provisions including, among other things, (i) extending the term of the stock pledge agreement (whereby the stock of MFSNT was pledged as security for certain of the Registrant's obligations to WorldCom), (ii) indemnifying WorldCom Network and its affiliates from litigation matters, exclusive of certain litigation matters arising out of NFSNT's operations, and (iii) executing mutual releases between the parties. The final terms and conditions of the September Agreement, including the provisions thereof relating to a grant of a phantom stock award or other equity participation award, are expected to be more fully set forth in certain additional agreements in the near future and may be modified to conform with other agreements of the Company and various third parties or require a consent or waiver from such third parties (including its senior lender.) There can be no assurance, however, that the Company will be able to so modify or conform the terms of the September Agreement, or obtain appropriate waivers or consents. The failure to do so could have a material adverse effect on the financial condition of the Company.

The acquisition of MFSNT was accounted for using the purchase method of accounting, in accordance with Accounting Principles Board Opinion No. 16, Business Combinations, whereby all assets acquired and liabilities assumed were fair-valued, which resulted in negative goodwill totaling approximately $50.7 million, which was first allocated to fixed assets, reducing them to zero, with the remainder reducing the value of certain ongoing projects. The results of operations of MFSNT have been included since the date of acquisition.

The following summarizes the fair value of the assets acquired and the liabilities assumed in connection with the acquisition of MFSNT on July 2, 1998 (in millions):

                                                                                     ALLOCATION OF
                                                                                        NEGATIVE     FAIR VALUE
                                                                         FAIR VALUE     GOODWILL      RECORDED
                                                                         ----------     --------      --------
Cash and cash equivalents.............................................      $ 0.5                      $  0.5
Accounts receivable...................................................       46.3                        46.3
Costs and profits in excess of billings on uncompleted contracts......       82.6                        82.6
Resalable conduit inventory...........................................       65.7        ($45.0)         20.7
Prepaid expenses and other current assets.............................        0.5                         0.5
Property, plant and equipment.........................................        5.7          (5.7)           --
Accounts payable......................................................      (13.7)                      (13.7)
Billings in excess of costs and profits on uncompleted contracts......      (42.3)                      (42.3)
Accrued liabilities...................................................      (35.8)                      (35.8)
Note payable..........................................................      (58.8)                      (58.8)

     Negative Goodwill................................................      (50.7)         50.7            --

In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma financial statements.